Exhibit 99.1

Company Release – November 6, 2023
LAKELAND BANCORP, INC. ANNOUNCES DATE FOR 2023 ANNUAL MEETING OF SHAREHOLDERS
OAK RIDGE, NJ, November 6, 2023 – Lakeland Bancorp, Inc. (NASDAQ: LBAI) (the “Company”), the parent company of Lakeland Bank, today announced that the Company’s 2023 Annual Meeting of Shareholders (“Annual Meeting”) will be held virtually on Thursday, December 28, 2023, at 8:00 a.m.  The agenda of the Annual Meeting includes proposals to: elect four directors, approve, on an advisory basis, the executive compensation of the Company’s Named Executive Officers, and to ratify the Company’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2023.
Additional information regarding the Company’s Annual Meeting will be disclosed in the Company’s Proxy Statement to be sent to shareholders entitled to notice of and to vote at the Annual Meeting.
The record date for the determination of shareholders of the Company entitled to receive notice of and to vote at the Annual Meeting has been set as the close of business on November 17, 2023.
Because the date of the Annual Meeting will be held more than 30 days after the anniversary date of the Company’s 2022 annual meeting of shareholders, pursuant to Rule 14a-8 (“Rule 14a-8”) under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), the Company is setting a deadline for receipt of Rule 14a-8 shareholder proposals that is a reasonable time before the Company expects to begin to print and send its proxy materials. Accordingly, the Company has fixed the new deadline for the submission of proposals to be included in the proxy statement for the Annual Meeting as November 20, 2023. Shareholder proposals must comply with the Company’s Bylaws and the U.S. Securities and Exchange Commission’s (the “SEC”) rules regarding the inclusion of stockholder proposals in proxy materials.
Pursuant to the Company’s Bylaws, any shareholder who wishes to make a nomination or introduce an item of business at the Annual Meeting, other than pursuant to Rule 14a-8 under the Exchange Act, must comply with the procedures set forth in our Bylaws, including delivering proper notice to us in writing to our Corporate Secretary at our principal executive offices not later than the close of business on November 16, 2023, which notice must contain the information specified in our Bylaws.
In addition, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice in writing to our Corporate Secretary at our principal executive offices that sets forth the information required by Rule 14a-19 under the Exchange Act, no later than November 16, 2023.

Notices of intention to present proposals or nominate directors at the 2023 Annual Meeting, and all supporting information required by SEC rules and our Bylaws, as applicable, must be submitted to: Corporate Secretary of Lakeland Bancorp, Inc., 250 Oak Ridge Road Oak Ridge, New Jersey 07438.

If the previously announced merger between the Company and Provident Financial Services, Inc. is completed before December 28, 2023, the Annual Meeting will not occur.

Forward-Looking Statements

The information disclosed in this document includes various forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipates,” “projects,” “intends,” “estimates,” “expects,” “believes,” “plans,” “may,” “will,” “should,” “could,” and other similar expressions are intended to identify such forward-looking statements. The Company cautions that these forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. Accordingly, you should not place undue reliance on forward-looking statements. In addition to the specific risk factors disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as updated by our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, the following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: delays related to the proposed merger with Provident Financial Services, Inc, the inability to obtain regulatory approvals or satisfy other closing conditions required to complete the proposed merger, and failure to realize anticipated efficiencies and synergies from the proposed merger. Any statements made by the Company that are not historical facts should be considered to be forward-looking statements. The Company is not obligated to update and does not undertake to update any of its forward-looking statements made herein.

About Lakeland Bancorp

Lakeland Bancorp, Inc. (NASDAQ:LBAI), the parent company of its wholly owned subsidiary, Lakeland Bank, had $11.18 billion in total assets at September 30, 2023. With an extensive branch network and commercial lending centers throughout New Jersey and Highland Mills, New York, Lakeland Bank offers business and retail banking products and services. Business services include commercial loans and lines of credit, commercial real estate loans, loans for healthcare services, asset-based lending, equipment financing, small business loans and lines and cash management services. Consumer services include online and mobile banking, home equity loans and lines, mortgage options and wealth management solutions. Lakeland Bank is proud to be recognized as New Jersey's Best-In-State Bank by Forbes and Statista for the fifth consecutive year, Best Banks to Work For by American Banker, rated a 5-Star Bank by Bauer Financial and named one of New Jersey's 50 Fastest Growing Companies by NJBIZ. Visit LakelandBank.com or call 973-697-6140 for more information.

Thomas J. Shara Thomas F. Splaine
President & CEO EVP & CFO